UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2012

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey		07083
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Center Bancorp, Inc. intends to furnish an Investor Presentation (the “Presentation”) to potential investors on March 22, 2012, and at various times thereafter. A copy of the Presentation is filed with this Form 8-K as Exhibit 99.1.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Forward-Looking Statements

The Presentation contains forward-looking statements with respect to the financial condition, results of operation, and business of Center Bancorp, Inc. and its subsidiaries. These statements include, but are not limited to, statements that relate to, or are dependent on, estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from operations. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies may increase significantly; (2) changes in the interest rate environment may reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of New Jersey, may be less favorable than expected; (4) legislation or regulatory requirements or changes may adversely affect the business in which our combined organization will be engaged; and (5) other risks detailed in our filings with the SEC may adversely impact our business.

Center Bancorp, Inc. undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of the Presentation

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Investor Presentation, to be given March 22, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC

By:	/s/ Anthony C. Weagley

Name:	Anthony C. Weagley
Title:	President and Chief Executive Officer

Dated: March 21, 2012

EXHIBIT INDEX

Exhibit 99.1 – Investor Presentation, to be given March 22, 2012.